                         NOTICE OF GUARANTEED DELIVERY
                                      for
                        Tender of Shares of Common Stock
                  (Including the Common Share Purchase Rights)
                                       of
                              CRAY RESEARCH, INC.
                   (Not to be Used for Signature Guarantees)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share
Certificates") evidencing shares of common stock, par value $1.00 per share (the
"Shares"), of Cray Research, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), including the Common Share
Purchase Rights (the "Rights")  issued pursuant to  the Rights Agreement,  dated
May  15, 1989, between the Company and Norwest Bank Minnesota, N.A. (the "Rights
Agreement"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Citibank, N.A., as Depositary
(the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. All references herein to the Rights include all benefits which may inure to stockholders of the Company pursuant to the Rights Agreement, and unless the context requires otherwise, all references herein to Shares include the Rights. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                                 CITIBANK, N.A.

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
          BY MAIL:                 BY OVERNIGHT COURIER:                BY HAND:
       Citibank, N.A.                 Citibank, N.A.                 Citibank, N.A.
      c/o Citicorp Data              c/o Citicorp Data           Corporate Trust Window
     Distribution, Inc.             Distribution, Inc.               111 Wall Street
        P.O. Box 1429                 404 Sette Drive                   5th Floor
      Paramus, NJ 07653              Paramus, NJ 07652                New York, NY

                                       BY FACSIMILE:
                                (For Eligible Institutions
                                           Only)
                                      (201) 262-3240

                                   CONFIRM BY TELEPHONE:
                                      (800) 422-2077

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to  C Acquisition Corporation, a  corporation organized  and existing under the laws of the State of Delaware and wholly owned subsidiary of Silicon Graphics, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 29,
1996 (the "Offer  to Purchase"), and  the related Letter  of Transmittal  (which
together   constitute  the  "Offer"),  receipt  of   each  of  which  is  hereby
acknowledged, the number of  Shares specified below  pursuant to the  guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

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
Number of Shares: --------------------------                    --------------------------------------------
Certificate Nos. (if available): ----------------               --------------------------------------------
--------------------------------------------                             SIGNATURE(S) OF HOLDER(S)
Check one box if Shares will be delivered by book-entry        Dated: ------------------------------, 199 --
transfer:                                                                  Name(s) of Holder(s):
  / / The Depository Trust Company                              --------------------------------------------
  / / Philadelphia Depository Trust Company                     --------------------------------------------
Account No.: -------------------------------                                PLEASE TYPE OR PRINT
                                                          -------------------------------------------------------
                                                                                  ADDRESS
                                                          -------------------------------------------------------
                                                                                  ZIP CODE
                                                          -------------------------------------------------------
                                                                        AREA CODE AND TELEPHONE NO.
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc.
or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

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
--------------------------------------------   --------------------------------------------
                NAME OF FIRM                               AUTHORIZED SIGNATURE

---------------------------------------------  ---------------------------------------------
                   ADDRESS                                         TITLE

---------------------------------------------   Name: -------------------------------------

--------------------------------------------   Dated: ------------------------------, 199 --
         AREA CODE AND TELEPHONE NO.

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.